UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

UPAY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55747	37-1793622
(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Highway, 12th Floor
Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 888-6052
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

UPAY, Inc. is referred to herein as “we”, “us” or “our” or “UPAY”.

Item 5.02.	Departure and Directors or Certain Officers/Appointment of Certain Officers

Appointment of Pieter A. Swanepoel as our Director

On September 1, 2022, our Board of Directors (the “Board”) appointed Peter A. Swanepoel as a Director of our Board. Pursuant to a Director Agreement between UPAY and Peter A. Swanepoel (attached hereto as Exhibit 10.1), we will pay him 100,000 restricted common stock shares of UPAY for 12 months of Board service.

Biography of Pieter A. Swanepoel

Since January 2004, Pieter A. Swanepoel has been the Group Financial Director of Tri-Star Group Holdings (Pty) Ltd. He has 20 years of seasoned corporate executive experience and brings to our Board a unique blend of corporate, financial management, accounting, and financial planning skills and expertise.

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	Director Agreement of Pieter A. Swanepoel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UPAY, INC.

Date: September 6, 2022	By: /s/ Jaco Folscher
Name: Jaco Folscher
Title: Chief Executive Officer